EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports with respect to the consolidated financial statements of Hallmark Financial Services, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.



                                    PricewaterhouseCoopers LLP


 Dallas, Texas
 June 19, 2000